UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2010

Delta Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52001	91-2102350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 604 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  866-355-3644

____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 9 – Other Events

Item 8.01	Other Events.

On July 1, 2010, Delta Oil & Gas, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with Petrex Energy Ltd. (“Petrex”) whereby Petrex agreed to purchase the Company’s 5% working interest in certain leasehold interests in southeast Saskatchewan, Canada referred to as the Wordsworth Prospect (the “Wordsworth Prospect”) for $757,500 from the Company.  The Agreement closed on August 3, 2010.

As of April 10, 2006, the Company owned a 7.5% working interest in Wordsworth Prospect.  On June 1, 2009, the Company disposed of 2.5% of its working interest in the Wordsworth Prospect.  As of the Closing Date, the Company has disposed of its entire working interest in the Wordsworth Prospect.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is listed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

d)               Exhibits.

10.1	Purchase and Sale Agreement, dated as of July 1, 2010, between Delta Oil & Gas, Inc. and Petrex Energy Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 9, 2010

By:	Delta Oil & Gas, Inc. /s/ Christopher Paton-Gay
Name:	Christopher Paton-Gay
Title:	Chief Executive Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit

10.1	Purchase and Sale Agreement, dated as of July 1, 2010, between Delta Oil & Gas, Inc. and Petrex Energy Ltd.